                                                                    EXHIBIT 23.3


                         INDEPENDENT AUDITORS' CONSENT


To the Members of AutoTrader.com, LLC:

We consent to the use in this Amendment No. 3 to Registration Statement No. 333-34642 relating to 6,500,000 shares of Class A Common Stock of
AutoTrader.com, Inc. on Form S-1 of our report dated March 17, 2000 (relating to the financial statements of Intellisoft Development Corporation), appearing in the Prospectus, which is a part of this Registration Statement.

We also consent to the references to us under the headings "Selected Historical and Unaudited Pro Forma Financial Data" and "Experts" in such Prospectus.


/s/ DELOITTE & TOUCHE LLP


Atlanta, Georgia
July 19, 2000